LEHMAN BROTHERS HOLDINGS INC.                                      EXHIBIT 99.7
TOTAL LEVERAGE and NET LEVERAGE CALCULATION
(Preliminary and Unaudited)
(In millions)

                                                    Nov 30          Aug 31          May 31          Feb 28          Nov 30
                                                     2003            2003            2003            2003            2002
                                                  ------------    -----------    -------------    ------------    ------------
Net assets:
  Total assets                                       $314,000       $291,638         $302,410        $268,293        $260,336
  Less:
    Secured financing arrangements
     (reverse repo and securities borrowed)           139,000        127,462          136,526         117,122         114,838
    Collateral received recognized in
      inventory pursuant to SFAS 140                    3,400          2,472            1,550           1,507           1,994
    Goodwill and other identifiable
      intangible assets                                 3,400            246              235             236             213
                                                  ------------ -- ----------- -- ------------- -- ------------ -- ------------
    Net assets                                       $168,200       $161,458         $164,099        $149,428        $143,291
                                                  ============ == =========== == ============= == ============ == ============

Tangible equity capital:
  Total stockholders' equity                          $13,174        $10,276           $9,635          $9,157          $8,942
  Trust preferred securities (subject to
    limitation) (a)                                     1,100          1,010            1,010             710             710
Less: Goodwill and other identifiable
        intangible assets                              (3,400)          (246)            (235)           (236)           (213)
                                                  ------------    -----------    -------------    ------------    ------------
Tangible equity capital                               $10,874        $11,040          $10,410          $9,631          $9,439
                                                  ============    ===========    =============    ============    ============

Total leverage (total assets/ total
   stockholders' equity)                                23.8x          28.4x            31.4x           29.3x           29.1x

  Net leverage (net assets/ tangible
     equity capital)                                    15.5x          14.6x            15.8x           15.5x           15.2x

(a) Under the definition of tangible equity capital used by a leading rating agency maximum equity credit given to trust preferred is: 10% of tangible equity capital (trust preferred is included in calculation to determine limits).